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                                                                     Exhibit 8.1


                      [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                     February 7, 2000



Delano Technology Corporation
40 West Wilmot Street,
Richmond Hill, Ontario
Canada L4B 1H8

Ladies and Gentlemen:

                  We are acting as your special United States counsel in connection with the Registration Statement on Form F-1 (the "Registration Statement") filed with the United States Securities and Exchange Commission by Delano Technology Corporation (the "Company") relating to the initial public offering of the Company's common shares.

                  We hereby confirm, in all material respects, our opinion with respect to United States federal income tax laws contained in Part I of the Registration Statement under the caption "Tax Considerations - United States Federal Income Tax Considerations", subject to the assumptions and limitations set forth therein, including the discussion under the headings "Personal Holding Companies," "Foreign Personal Holding Companies," "Passive Foreign Investment Companies" and "Controlled Foreign Corporation."

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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